UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 20, 2026
ENTERPRISE FINANCIAL SERVICES CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Meramec Avenue, St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

Registrant's telephone number, including area code
(314) 725-5500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EFSC	Nasdaq Global Select Market
Depositary Shares, Each Representing a 1/40th Interest in a Share of 5.00% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A	EFSCP	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Sandra A. Van Trease notified the Company of her resignation from the Boards of Directors of the Company and its wholly-owned subsidiary, Enterprise Bank & Trust, as well as from any board committees on which she served, effective as of August 19, 2026. Prior to her resignation, Ms. Van Trease served as the chairperson of the Nominating and Governance Committee and was a member of the Audit, Human Capital and Compensation, and Executive Committees of the Company’s Board of Directors. Ms. Van Trease has indicated that her decision to resign is not the result of any disagreement with management or the Boards.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit
Number    Description

104        The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

Date:	August 20, 2026	By:	/s/ Troy R. Dumlao
Troy R. Dumlao
Executive Vice President and Chief Accounting Officer